As filed with the Securities and Exchange Commission on July 12, 2022

Registration No. 333-252149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 11 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WETRADE GROUP INC.
(Exact name of registrant as specified in its charter)

Wyoming	7389	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District,

Beijing City, People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Ying Li, Esq. Louis Taubman, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 212-530-2206

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 11 to Form S-1 (Amendment No. 11) is being filed solely for the purpose of filing Exhibit 23.1 to this registration statement on Form S-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 11 does not contain copies of the public offering prospectus or resale prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on June 3, 2022. This Amendment No. 11 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

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EXHIBIT INDEX

No.	Description	Filed and Incorporated by Reference Herein:
1.1	Form of Underwriting Agreement	Exhibit 1.1 to Form S-1/A filed on June 9, 2021
3.1	Articles of Incorporation	Exhibit 3.1 to Form S-1/A (File No. 333-233165) filed on September 20, 2019
3.2	Amended and Restated Bylaws	Exhibit 3.2.1 to Form 8-K filed on September 1, 2020
4.1	Form of Common Stock Certificate	Exhibit 4.1 to Form S-1/A filed on June 9, 2021
5.1	Opinion of Ortoli Rosenstadt LLP regarding the validity of the securities being registered	Exhibit 5.1 to Form S-1/A filed on June 9, 2021
8.1	Opinion of Beijing Jintai Law Firm regarding certain PRC tax matters (including in Exhibit 99.1)
10.1	Employment Agreement by and Between Registrant and Zheng Dai	Exhibit 10.1 to Form S-1 filed on January 15, 2021
10.2	Employment Agreement by and Between Registrant and Pijun Liu	Exhibit 10.2 to Form S-1 filed on January 15, 2021
10.3	Employment Agreement by and Between Registrant and Kean Tat Che	Exhibit 10.3 to Form S-1 filed on January 15, 2021
10.4	Employment Agreement by and Between Registrant and Zhuo Li	Exhibit 21.1 to Form S-1 filed on January 15, 2021
10.5	Technical Principal Agreement between Zhuozhou Weijiafu Information Technology Limited and the Company	Exhibit 10.5 to Form S-1 filed on April 6, 2021
10.6	Technical Principal Agreement between Changtongfu Technology (Hainan) Co Limited and the Company	Exhibit 10.6 to Form S-1/A filed on June 9, 2021
10.7	Service Contract by and between the Registrant and Daxue Li	Exhibit 10.7 to Form S-1/A filed on June 9, 2021
10.8	Service Contract by and between the Registrant and Yuxing Ye	Exhibit 10.8 to Form S-1/A filed on June 9, 2021
10.9	Service Contract by and between the Registrant and Hung Fai Choi	Exhibit 10.9 to Form S-1/A filed on June 9, 2021
10.10	Service Contract by and between the Registrant and Ning Qin	Exhibit 10.10 to Form S-1/A filed on June 9, 2021
10.11	Service Contract by and between the Registrant and Biming Guo	Exhibit 10.11 to Form S-1/A filed on January 5, 2022
10.12	Form of Share Cancellation Agreement	Exhibit 10.12 to Form S-1/A filed on June 3, 2022
14.1	Code of Business Conduct and Ethics	Exhibit 99.6 to Form 8-K filed on September 1, 2020
21.1	List of Subsidiaries	Exhibit 21.1 to Form S-1/A filed on May 3, 2022
23.1*	Consent of TAAD LLP *
23.2	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1)
23.3	Consent of Beijing Jintai Law Firm (included in Exhibit 99.1)
24.1	Power of Attorney	Included in the Signature Page of this registration statement
99.1	Opinion of Beijing Jintai Law Firm, PRC counsel to the Registrant, regarding certain PRC law matters	Exhibit 99.1 to Form S-1/A filed on June 9, 2021
99.2	Audit Committee Charter	Exhibit 99.1 to Form 8-K filed on September 1, 2020
99.3	Compensation Committee Charter	Exhibit 99.2 to Form 8-K filed on September 1, 2020
99.4	Nominating Committee Charter	Exhibit 99.3 to Form 8-K filed on September 1, 2020
99.5	Whistleblower Policy	Exhibit 99.4 to Form 8-K filed on September 1, 2020
99.6	Insider Trading Policy	Exhibit 99.5 to Form 8-K filed on September 1, 2020
107	Calculation of Registration Fee	Exhibit 107 to Form S-1/A filed on May 3, 2022

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on July 12, 2022.

WETRADE GROUP INC.

By:	/s/ Pijun Liu
Pijun Liu
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kean Tat Che
Kean Tat Che
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pijun Liu, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Zheng Dai	Chairman of the Board	July 12, 2022
Zheng Dai

/s/ Pijun Liu	Chief Executive Officer and Director	July 12, 2022
Pijun Liu	(Principal Executive Officer)

/s/ Kean Tat Che	Chief Financial Officer, Secretary and Director	July 12, 2022
Kean Tat Che	(Principal Financial Officer and Principal Accounting Officer)

/s/ Zhuo Li	Chief Operation Officer and Director	July 12, 2022
Zhuo Li

/s/ Biming Guo	Director	July 12, 2022
Biming Guo

/s/ Daxue Li	Director	July 12, 2022
Daxue Li

/s/ Yuxing Ye	Director	July 12, 2022
Yuxing Ye

/s/ Hung Fai Choi	Director	July 12, 2022
Hung Fai Choi

/s/ Ning Qin	Director	July 12, 2022
Ning Qin

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